   As filed with the Securities and Exchange Commission on November 25, 1996

                                                       Registration No. 333-1814

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                ----------------------

                                    POST-EFFECTIVE
                                  AMENDMENT NO. 1 TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                              DURA PHARMACEUTICALS, INC.
                (Exact name of Registrant as specified in its charter)

              CALIFORNIA                                         95-3645543
        (State or other juris-                                (I.R.S. Employer
         diction of incorpo-                                 Identification No.)
        ration or organization)

                5880 Pacific Center Blvd., San Diego, California 92121
                                    (619) 457-2553
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                    Cam L. Garner
                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DURA PHARMACEUTICALS, INC.
                5880 Pacific Center Blvd., San Diego, California 92121
                                    (619) 457-2553
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------------

                                      Copies to:

                                Craig S. Andrews, Esq.
                                Faye H. Russell, Esq.
                           BROBECK, PHLEGER & HARRISON LLP
                            550 West C Street, Suite 1300
                             San Diego, California 92101

                                ----------------------

           Approximate date of commencement of proposed sale to the public:
      From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                                ----------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                              DURA PHARMACEUTICALS, INC.

                                    DEREGISTRATION

    This Registration Statement, as amended to the date of its effectiveness (April 29, 1996), registered 175,000 shares of the Common Stock of Dura Pharmaceuticals, Inc. (the "Company"). Of these shares, 125,808 shares (the "Shares") were offered by Quintex, Ltd. ("Quintex"), who received such Shares in connection with the Company's exercise of its option to repurchase the Common Stock Purchase Warrant issued by the Company in favor of Quintex and dated March 22, 1995. Quintex sold all of the Shares as described in the "Plan of Distribution" in the Registration Statement. The offering has now been terminated. Accordingly, the Company hereby deregisters 49,192 shares of the Common Stock originally covered by the Registration Statement.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 22nd day of November, 1996.

                                      DURA PHARMACEUTICALS, INC.

                                      By: /s/ Cam L. Garner
                                         ---------------------------------------
                                         Cam L. Garner
                                         Chairman, President and
                                         Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                          TITLE                       DATE
      ---------                          -----                       ----


  /s/ Cam L. Garner           Chairman, President and Chief    November 22, 1996
---------------------------    Executive Officer (Principal
(Cam L. Garner)                     Executive Officer)


  /s/ James W. Newman         Senior Vice President, Finance   November 22, 1996
---------------------------      and Administration, and
(James W. Newman)                Chief Financial Officer
                                (Principal Financial and
                                   Accounting Officer)


  /s/ David S. Kabakoff       Executive Vice President         November 22, 1996
---------------------------         and Director
(David S. Kabakoff)


        *                     Senior Vice President, Sales     November 22, 1996
---------------------------   and Marketing, and Director
(Walter F. Spath)


        *                              Director                November 22, 1996
---------------------------
(James C. Blair)


        *                              Director                November 22, 1996
---------------------------
(Herbert J. Conrad)


        *                              Director                November 22, 1996
---------------------------
(Joseph C. Cook)


        *                              Director                November 22, 1996
---------------------------
(David F. Hale)


        *                              Director                November 22, 1996
---------------------------
(Gordon V. Ramseier)


        *                              Director                November 22, 1996
---------------------------
(Charles G. Smith)


*  /s/ Cam L. Garner                                           November 22, 1996
---------------------------
(Cam L. Garner,
     Attorney-in-Fact)